UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

NYMEX Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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August 14, 2008

Dear NYMEX Class A Members:

We have enjoyed the opportunity to meet with a number of NYMEX members and clearing members over the past two weeks to discuss the enhancements included in our revised merger agreement. You should have received proxy materials explaining these changes.

We regret that we will not have the opportunity to meet with each of you individually prior to your August 18 special meeting. However, our discussions with your fellow members have highlighted to us the value of ensuring that you each have further insight into the potential economic impact – both long term and short term – of the revised transaction on your individual circumstances.

1.	CME Group will maintain a price differential in favor of NYMEX members so long as CME or CBOT members have price preferences.

2.	CME Group will maintain a membership market and will limit the Class A memberships to the current level of 816 memberships. We believe that limiting the number of memberships with floor access and trading and brokerage privileges, maintaining a membership fee differential and adopting a more flexible membership eligibility program should enhance the overall value of the NYMEX membership you are retaining.

3.	We also believe our business plan has created significant membership value and opportunity. We have adopted member pricing policies that incentivize high volume participants and have promoted the benefits of that pricing to hedge funds, proprietary trading shops and financial institutions. Approximately 60 hedge funds and 20 proprietary trading shops have joined CME as either members or clearing members in the period following demutualization and purchased a significant number of memberships. The increased participation of these key market participants has improved and deepened the liquidity of CME’s current products and benefited all users of our markets as well as increased demand for CME memberships. At the time of our demutualization, the combination of the CME membership and the embedded equity value was worth $525,000. Currently, the value of the CME membership alone is $1.2 million. While there are no guarantees, we believe this successful approach would benefit the NYMEX product set as well.

4.	The $750,000 payment represents the fair value to extinguish significant membership rights, including the 311(G) rights and other trading rights and protections. This payment establishes certainty and immediacy for an economic value that is currently highly uncertain as to both its timing and its ultimate value.

5.	The $750,000 payment will not extinguish the NYMEX membership. Your NYMEX membership will have rights in addition to the pricing differential. Those rights include trading floor access – to the current trading floor facility for a number of years and to a NY-based trading floor for as long as such floor satisfies basic profitability tests, the right to sell or lease the Class A membership, account based fees for NYMEX members, the right to authorize three individuals with power of attorney to trade your account at member rates, and protections against CME moving pits from New York to Chicago over NYMEX member objections or until a significant waiting period has passed. Some of these rights and protections are specific to NYMEX members and not available to CME or CBOT members. You should note that under current tax law we would expect that in most cases you will receive capital gain or loss when you sell your Class A membership in the future. As is always the case, you should consult your tax advisor about the consequences to you of that treatment.

On a long-term strategic basis, this deal is the best option to grow and develop NYMEX markets into the future. This transaction will extend the benefits of the CME Globex technology agreement in perpetuity, and it will also allow NYMEX customers to use one point of contact from trade matching through clearing. In short, CME Group is the best partner for NYMEX. We are very excited about the prospect of adding dynamic and successful NYMEX Class A members to our trading community.

As you consider your options for the August 18 vote, we hope you will weigh both the short-term and long-term benefits to you.

You may submit your proxy by:

Internet. You can vote over the Internet by accessing the website at www.cesvote.com and following the instructions on the website. Have your proxy card in hand when you access the website because you will have to enter the control number printed on your proxy card. Internet voting is available 24 hours a day.

Telephone. You can vote by telephone by calling the toll-free number (888) 693-8683 in the United States, Canada and Puerto Rico on a touch-tone telephone. You will then be prompted to enter the control number printed on your proxy card and follow subsequent instructions. Telephone voting is available 24 hours a day.

If you vote your proxy over the Internet or by telephone, you must do so before 6:00 A.M., New York time, on August 18th. Given that the special meeting is only days away, do not mail in your proxy card. If you mail in your proxy card, there is no guarantee it will be received by the special meeting.

If you need a proxy card/control number to vote your Class A membership, you should contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

(800) 758-5378 (toll-free)

or

(212) 269-5550 (call collect)

Very truly yours,

Terry Duffy Executive Chairman	Craig Donohue Chief Executive Officer

* * *

Additional Information

Forward Looking Statements

This letter may contain forward-looking information regarding CME Group Inc. (“CME Group”) and NYMEX Holdings, Inc. (“NYMEX Holdings”) and the combined company after the completion of the merger that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME Group and NYMEX Holdings, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME Group’s and NYMEX Holdings’ management which are subject to risks and uncertainties which could cause actual outcomes and result to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to the satisfaction of conditions to closing; including receipt of shareholder, antitrust, regulatory and other approvals on the proposed terms and schedule; the proposed transaction may not be consummated on the proposed terms and schedule; uncertainty of the expected financial performance of CME Group following completion of the proposed transaction; CME Group may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected; the integration of NYMEX Holdings with CME Group’s operations may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of CME Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Item 1A of NYMEX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and additional updates to these risks contained in our Quarterly reports. Copies of said 10-Ks and 10-Qs are available online at http://www.sec.gov/ or on request from the applicable company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this letter. Except for any obligation to disclose material information under the Federal securities laws, CME Group and NYMEX Holdings undertake no obligation to release publicly any revisions to any forward- looking statements to reflect events or circumstances after the date of this letter.

Important Merger Information

In connection with the merger transaction involving CME Group and NYMEX Holdings, CME Group has filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) on July 21, 2008 containing a definitive joint proxy statement/prospectus, as supplemented. This letter is not a substitute for the definitive joint proxy statement/prospectus, as supplemented, or any other documents CME Group and NYMEX Holdings have filed or will file with the SEC. Investors and security holders are urged to read the definitive joint proxy statement/prospectus, as supplemented, and any other relevant documents filed or to be filed by CME Group or NYMEX Holdings because they contain or will contain important information about the proposed transaction. The definitive prospectus/proxy statement, as supplemented, and other documents filed or to be filed by CME Group with the SEC are or will be available free of charge at the SEC’s Web site ( http://www.sec.gov/ ) or from CME Group Inc., Attention: Shareholder Relations, 20 S. Wacker Drive, Chicago, Illinois 60606 , (312) 930-1000 or NYMEX Holdings, Inc., Attention: Investor Relations, at One North End Avenue, World Financial Center, New York, New York 10282, (212) 299-2000.

CME Group and NYMEX Holdings and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from CME Group and NYMEX Holdings shareholders in respect of the proposed transaction. Information regarding CME Group and NYMEX Holdings’ directors and executive officers is available in their respective proxy statements for their 2008 annual meeting of stockholders. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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